Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 and Form S-3/A No. 333-237624) of Sonida Senior Living, Inc.,

(2)	Registration Statement (Form S-8 No. 333-143403, and Form S-8 No. 333-204351) pertaining to the 2007 Omnibus Stock and Incentive Plan for Sonida Senior Living, Inc.,

(3)	Registration Statement (Form S-8 No. 333-229160) pertaining to employment inducement awards outside of a plan,

(4)	Registration Statement (Form S-8 No. 333-231622 and Form S-8 No. 333-260846) pertaining to the 2019 Omnibus Stock and Incentive Plan for Sonida Senior Living, Inc., and

(5)	Registration Statement (Form S-8 No. 333-233692) pertaining to employment inducement awards outside of a plan;
of our report dated April 15, 2022, with respect to the consolidated financial statements of Sonida Senior Living, Inc. included in this Annual Report (Form 10-K) of Sonida Senior Living, Inc. for the year ended December 31, 2021.
/s/ Ernst & Young LLP
Dallas, Texas
April 15, 2022